EXHIBIT 32.1

Certificate of Chief Executive Officer
Pursuant to Section 18 U.S.C. Section 1350 dated August 1, 2003

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer CNET Networks, Inc. (CNET) hereby certifies that:

1.	the Quarterly Report on Form 10-Q of CNET for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on November 10, 2003 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CNET.

Dated: November 10, 2003

BY: /S/ Shelby W. Bonnie —————————————— Shelby W. Bonnie Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CNET and will be retained by CNET and furnished to the Securities and Exchange Commission or its staff upon request.